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Valdis Hellevik Axis Public Relations 650-401-7700 valdis@axispr.com	David K. Waldman/Jody Burfening Lippert/Heilshorn & Associates 212-838-3777 dwaldman@lhai.com

Smart Online Promotes Thomas Furr to Chief Operating Officer
Small Business Industry Veteran to Lead Strategic Initiatives and Guide Company
Through Next Phase of Growth

RESEARCH TRIANGLE PARK, N.C., December 13, 2005 — Smart Online Inc. (OTCBB: SOLN), a leading provider of Software-as-Services (SaS) for the small business (SB) market, today announced the appointment of Thomas Furr to the position of chief operating officer (COO). A seasoned small business industry veteran, Mr. Furr joined Smart Online in 1995 from Kinetics, Inc., a company he co-founded and one of the first online commerce providers for the small business industry. In his previous role as vice president of sales for Smart Online, Mr. Furr was instrumental in establishing the company’s successful private label distribution network, and led its recent acquisitions of Computility and iMart. In his new position as COO, Mr. Furr will be responsible for the strategic operations of the company including overseeing sales, marketing, customer support, and potential strategic acquisitions, and will work with the management team to guide the company through its next phase of growth.

“Smart Online’s Software-as-Services solutions based on its OneBizSM Platform today reach more than four million users in the U.S. including those that utilize the Web sites of our private label syndication partners, and our own direct customers, and have the opportunity for explosive growth,” said Michael Nouri, president and CEO, Smart Online. “With over 12 years of experience in the small business market, and his proven history at Smart Online, we are confident that Tom will successfully oversee our private label syndication partner relationships to increase sales, further expand our private label distribution network, and implement an acquisition strategy that complements our unrivaled suite of small business products and services.”

About Thomas Furr, Chief Operating Officer
Prior to joining Smart Online in 1995, Mr. Furr co-founded, and served as president of, Kinetics, Inc., one of the first online commerce providers for the small business industry. Following Smart Online’s purchase Kinetics in 1995, Mr. Furr joined Smart Online’s executive management team. Mr. Furr holds a bachelor’s degree in finance from East Carolina University.

About Smart Online Inc.
Smart Online Inc. is a pioneer of Web-native applications for the small business market, converting its business applications to a Software-as-Services (SaS) Web delivery model in 1999. Today, the company markets its Web-based business applications to customers via http://www.smartonline.com and private-labels its syndicated software services to Fortune 2000 corporations in the financial services, media, manufacturing and telco industries. These companies private-label Smart Online’s applications on their Web sites to assist their customers in running businesses more efficiently without the upfront capital typically required for integrated business software and IT resources.

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Smart Online, the Smart Online logo, and OneBiz are trademarks and/or registered trademarks of Smart Online Inc. in the United States. Other names belong to their respective owners.

Forward Looking Statements
Statements in this press release that are “forward-looking statements,” which include plans for products, are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions and product announcements by other companies. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factor Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2004, copies of which may be obtained on the Web site of the Securities and Exchange Commission. All information in this press release is as of December 13, 2005. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.